EXHIBIT 99.1

JOINT FILING AGREEMENT

January 18, 2005

     This will confirm the agreement by and among the undersigned that the Schedule 13D filed on or about this date, and any amendments thereto, with respect to the beneficial ownership of the undersigned of shares of the Common Stock of Greenfield Online, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

/s/ Jeffrey Horing

JEFFREY HORING

/s/ Jerry Murdock

JERRY MURDOCK

/s/ Peter Sobiloff

PETER SOBILOFF

INSIGHT CAPITAL PARTNERS III, L.P. INSIGHT CAPITAL PARTNERS (CAYMAN) III, L.P. INSIGHT CAPITAL PARTNERS III CO-INVESTORS, L.P.

By:	INSIGHT VENTURE ASSOCIATES III, L.L.C.,
as General Partner of Insight Capital Partners III, L.P.
and Insight Capital Partners III – Co-Investors, L.P.
and Investment General Partner of Insight Capital
Partners (Cayman) III, L.P.

	By:	/s/ Jeffrey Horing
Name: Jeffrey Horing Title: Authorized Member

INSIGHT VENTURE ASSOCIATES III, L.L.C.

By:	/s/ Jeffrey Horing
Name: Jeffrey Horing Title: Authorized Member